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                                 EXHIBIT NO. 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1987 Stock Option Plan, the 1995 Stock Option Plan and the 2001 Stock Option Plan of Union Financial Bancshares, Inc. and in the Registration on Form S-3 (No. 333-35319) pertaining to the Dividend Reinvestment Plan of Union Financial Bancshares, Inc. of our report dated October 21, 2002, with respect to the consolidated financial statements of Union Financial Bancshares, Inc. and subsidiary incorporated by reference in the Annual Report on Form 10-KSB for the year ended September 30, 2002.


                                                    /s/ Elliott Davis LLC

December 3, 2002
Greenville, South Carolina